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                                                                   EXHIBIT 10.27

                             AMENDED APRIL 18, 1988


                    THE CREDIT LIFE COMPANIES, INCORPORATED
                             1987 STOCK OPTION PLAN



         1. PURPOSE OF THE PLAN. THE CREDIT LIFE COMPANIES, INCORPORATED 1987 STOCK OPTION PLAN (hereinafter referred to as the "Plan") is intended to provide a means whereby key policy-making employees of THE CREDIT LIFE COMPANIES, INCORPORATED (hereinafter referred to as the "Company") and its related corporations may sustain a sense of proprietorship and personal involvement in the continued development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may permit certain employees to acquire shares of the Company (hereinafter referred to as "Shares"), on the terms and conditions established herein. For purposes of the Plan, except as provided in Paragraph 4(d)(iv) below, a corporation shall be deemed a related corporation to THE CREDIT LIFE COMPANIES, INCORPORATED if such corporation would be a parent or subsidiary corporation with respect to THE CREDIT LIFE COMPANIES, INCORPORATED, as defined in Section 425(e) or (f), respectively, of the Internal Revenue Code of 1986 (hereinafter referred to as the "Code") if "35 percent" was substituted for "50 percent" where it appears in Sections 425(e) and (f).

         2. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board of Directors of the Company (hereinafter referred to as the "Board"). The Board shall have sole authority from time to time to select the employees from among those eligible to whom Shares shall be sold under the Plan, to establish the number of such Shares which may be sold to each such employee and the time when certificates for such Shares shall be issued, and to prescribe the legend to be affixed to the certificate representing such Shares. The Board is authorized to interpret the Plan and may from time to time adopt such rules, regulations, forms and agreements, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Board in administering the Plan shall be final.

         3. SHARES SUBJECT TO THE PLAN. The aggregate number of Shares which may be acquired by employees under the Plan shall not exceed 200,000 shares. Such Shares may consist of authorized but unissued shares or previously issued shares reacquired by the Company. Any Shares which remain unissued at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan, the Company shall at all times make available sufficient Shares to meet the requirements of the Plan. The aggregate number of Shares which may be sold under the Plan may be adjusted to reflect a change in capitalization of the Company, such as a stock dividend or stock split.
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         4.      STOCK OPTIONS.

                 (a) TYPE OF OPTIONS. The Company may issue options which constitute Incentive Stock Options ("Incentive Options") under Section 422A of the Code and options which do not constitute Incentive Options ("Nonqualified Options") under the Plan. The grant of each option shall be confirmed by a stock option agreement which shall be executed by the Company and the optionee as soon as practicable after such grant. The stock option agreement shall expressly state or incorporate by reference the provisions of this Plan and state whether the option is an Incentive Option or Nonqualified Option.

                 (b) TERMS OF OPTIONS. Except as provided in Subparagraphs (c) and (d) below, each option granted under the Plan shall be subject to the terms and conditions set forth by the Board in the stock option agreement including, but not limited to, option price, option term and transferability.

                 (c) ADDITIONAL TERMS APPLICABLE TO ALL OPTIONS. Each option shall be subject to the following terms and conditions:

                          (i) VESTING. An option may be exercised with respect to 25% of the Shares subject to the option for each complete twelve calendar month period the optionee has been employed by the Company or related corporation following the date such option is granted to him. An optionee who terminates employment with the Company or related corporation shall forfeit the right to acquire any Shares which may not yet be acquired under this Subparagraph.

                          (ii) WRITTEN NOTICE. An option may be exercised only by giving written notice to the Company specifying the number of Shares to be purchased.

                          (iii) METHOD OF EXERCISE. The aggregate option price shall be paid in any one or a combination of cash, personal cheek or by delivery to the Company of Shares held by the optionee.

                          (iv) DEATH OF OPTIONEE. If an optionee dies prior to exercise in full of any options, such options may only be exercised, if at all, by a member of the optionee's family who is designated as the recipient of such options under the optionee's will. If the optionee has no surviving family member or if the optionee fails to make testamentary disposition of such options or dies intestate, the optionee's legal representative shall surrender such options to the Company and the Company shall make a cash payment to the optionee's estate equal to the product of (i) the difference between the fair market value (determined on the optionee's date of death) of the Shares subject to the option being surrendered and the option price, and (ii) the number of Shares which could have been acquired by the





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                 optionee under the option on the date of his death.  The death of an optionee shall not accelerate the time under Subparagraph (c)(i) above that an option may be exercised.
                 For purposes of this Subparagraph, a member of an optionee's family shall be limited to his parents, brothers and sisters, spouse, children (whether or not adopted) and grandchildren.

                          (v)     TRANSFERABILITY.  No option may be
                 transferred by an optionee except by will or by the laws of descent and distribution.

                 (d) ADDITIONAL TERMS APPLICABLE TO INCENTIVE OPTIONS. Each Incentive Option shall be subject to the following terms and conditions:

                          (i) OPTION PRICE. The option price per Share shall be 100% of the fair market value of such Share on the date the option is granted. Notwithstanding the preceding sentence, the option price per Share granted to an individual (hereinafter referred to as a "10% Shareholder") who, at the time such option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or related corporation shall not be less than 110% of the fair market value of such Share on the date the option is granted.

                          (ii) TERM OF OPTION. No option may be exercised more than ten years after the date of grant and no option granted to a 10% Shareholder may be exercised more than five years after the date of grant. Notwithstanding the preceding sentence, no option may be exercised more than three months after the optionee terminates employment with the Company or related corporation; except that, if the optionee terminates employment due to his disability (within the meaning of Section 22(e)(3) of the Code), the Board may extend such three month period for up to an additional nine months.

                          (iii) ANNUAL EXERCISE LIMIT. The aggregate value of Shares which may be acquired during any calendar year by reason of the exercise of an option shall not exceed $100,000 multiplied by the number of calendar years (including the then current calendar year) that the optionee has been entitled to exercise options. For purposes of the preceding sentence, the fair market value of each Share shall be determined on the date the option with respect to such Share is granted.

                          (iv) RELATED CORPORATION. For purposes of this Subparagraph (d), a corporation shall be deemed a related corporation to THE CREDIT LIFE COMPANIES, INCORPORATED if such corporation is a parent or subsidiary corporation with respect to THE CREDIT LIFE COMPANIES, INCORPORATED as defined in
                 Section 425(e) or (f), respectively, of the Code.





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         5.      STOCK APPRECIATION RIGHTS.  The Company may grant Stock
Appreciation Rights ("SARs") in conjunction with any option granted under the Plan, either at the time the option is granted or by subsequent amendment thereto. Each SAR shall relate to a specific option granted under the Plan and one SAR shall be granted with respect to one Share subject to the option up to the number of SARs granted. An SAR shall be exercisable only to the extent that the associated option is exercisable and the exercise of SARs shall reduce an equal number of Shares which the optionee may acquire under the option.

         An optionee may exercise an SAR and receive from the Company a cash payment equal to the product of (i) the difference between the fair market value of the Share subject to the option being surrendered and the option price, and (ii) the number of SARs exercised. The Company, in its discretion, may permit an optionee to exercise an SAR and receive from the Company in exchange, without the payment of cash (except for any applicable income taxes), Shares having an aggregate fair market value equal to the cash payment the optionee would receive under the preceding sentence; except that, the optionee shall not receive a greater number of Shares under this sentence than the optionee would receive if he or she exercised the option to acquire Shares. An optionee may exercise an SAR in tandem with another option and apply the proceeds due under the SAR to the exercise price under the option. An optionee exercising an SAR in tandem with an option shall be deemed to receive cash followed by the optionee's payment of the option price.

         6. RESTRICTED STOCK. The Company may sell Shares to any employee eligible to receive options under the Plan at any price determined by the Board. Shares sold hereunder shall be subject to a restriction that such Shares may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of by the employee until such Shares become nonforfeitable. Shares shall become nonforfeitable at a rate of 25% of the Shares purchased for each complete twelve calendar month period the employee has been employed by the Company or related corporation (disregarding any employment with a related corporation before such corporation first became a related corporation to THE CREDIT LIFE COMPANIES, INCORPORATED). In the event the employee terminates employment with the Company or related corporation for any reason at a time when any Shares purchased hereunder are forfeitable, the Company shall have the option exercisable within sixty days following the employee's termination to purchase such forfeitable Shares. The option price per Share hereunder to the Company shall be the employee's original purchase price per Share.

         The Company may distribute Shares to any employee eligible to receive options under the Plan as additional compensation to such employee. For all purposes of the Plan, such employee shall be deemed to have purchased such Shares at a purchase price of zero.

         The restrictions against disposition and the option to the Company are herein referred to as "Forfeiture Restrictions" and the Shares which are then subject to the Forfeiture Restrictions are herein referred to as "Restricted Shares." Certificates representing Restricted Shares shall be





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appropriately legended to reflect the Forfeiture Restrictions.  Upon expiration of the Forfeiture Restrictions, the employee or his representative shall have the right to surrender such certificates to the Company and receive in exchange certificates of Shares not constituting Restricted Shares.

         Notwithstanding the foregoing, the Company may sell Shares which are not subject to any Forfeiture Restrictions but are otherwise subject to all other provisions of the Plan.

         7. RIGHT OF FIRST REFUSAL. If any Shares issued under the Plan are not readily tradable on an established market on the date an employee or his successor intends to sell such Shares, the employee or his successor shall first offer such Shares to the Company for purchase and the Company shall have thirty days to exercise its right to purchase such Shares. The employee or his successor shall be entitled to receive the fair market value of such Shares determined on the date the Company exercises its right to purchase such Shares. Payment may be in a lump sum or in substantially equal annual or more frequent installments over a period not exceeding five years in the discretion of the Board. If the Board selects a method of deferred payments, the unpaid balance shall earn interest at a rate which is substantially equal to the rate at which the Company could borrow the amount due and shall be secured by a pledge of the Shares purchased or such other adequate security as agreed to by the Company and the employee or his successor. For purposes of this Paragraph, Shares shall be considered not readily tradable on an established market if such Shares are not publicly tradable or because such Shares are subject to a trading limitation under any Federal or state securities law or regulation which would make such Shares less freely tradable than stock not so restricted.

         8. AMENDMENT OR TERMINATION OF THE PLAN. The Board may in its discretion terminate the Plan at any time with respect to any Shares which are not subject to issued but unexercised options, and may alter or amend the Plan or any part thereof from time to time.

         9. TERM OF PLAN. The Plan shall be effective upon the date of its adoption by the Board; provided that, Incentive Options may be granted only if the Plan is approved by the shareholders within twelve months before or after the date of adoption. Unless sooner terminated under the provisions of Paragraph 8, Shares shall not be awarded under the Plan after the expiration of ten years from the effective date of the Plan.

         10. DELEGATION OF AUTHORITY. The Board may in its discretion appoint a committee (hereinafter referred to as the "Committee") of not less than three directors who shall serve at the pleasure of the Board to administer the Plan. The Board may delegate any authority conferred to the Board by this Plan to the Committee and any determination by the Committee shall be considered determined by the Board.

         11. RIGHTS AS SHAREHOLDER. Upon delivery of any Share to an employee, such employee shall have all of the rights of a shareholder of the Company with respect to such Share,





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including the right to vote such Share and to receive all dividends or other distributions paid with respect to such Share.

         12. MERGER OR CONSOLIDATION. In the event the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, the surviving corporation shall exchange options issued under this Plan for options (with the same option price and, if applicable, SARs) to acquire that number of shares in the surviving corporation which have a fair market value equal to the fair market value (determined on the date of such merger or consolidation) of Shares which the optionee is entitled to acquire under this Plan on the date of such merger or consolidation.

         13. EMPLOYMENT RELATIONSHIP. An employee shall be considered to be in the employment of the Company or related corporation as long as he remains an employee of the Company or related corporation. Nothing herein shall confer on any employee the right to continued employment with the Company or related corporation or affect the right of the Company or related corporation to terminate such employment.

         14. WITHHOLDING OF TAX. To the extent the award or issuance of Shares, or the exercise of SARs, results in the receipt of compensation by an employee, the Company is authorized to withhold from any other cash compensation then or thereafter payable to such employee any tax required to be withheld by reason of the receipt of compensation resulting from the issuance of Shares or the exercise of SARs. Alternatively, the employee may tender a personal check in the amount of tax required to be withheld.





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